UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 3, 2023

TEXAS ROADHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50972	20-1083890
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6040 Dutchmans Lane, Louisville, KY	40205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (502) 426-9984

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TXRH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                 ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(e) The Board of Directors (the “Board”) of Texas Roadhouse, Inc. (the “Company”) announced the resignation of S. Chris Jacobsen, the Company’s Chief Marketing Officer, effective as of August 3, 2023. In connection with Mr. Jacobsen’s resignation from the Company, on August 3, 2023, the Company and Mr. Jacobsen entered into a Separation Agreement and Release of Claims (the “Agreement”). Under the Agreement, the Company will pay to Mr. Jacobsen his salary and benefits (including, but not limited to, the payment of his incentive bonus relating to the Q2 2023 fiscal year period ending on June 27, 2023) through August 3, 2023; in addition, the Company will pay Mr. Jacobsen (i) a sum of $125,000 (less applicable withholdings) reflecting three (3) months of his base salary due and payable under his existing employment agreement and (ii) a one-time payment of $288,805 (less applicable withholdings). The Agreement also provides a general release of all claims by Mr. Jacobsen and affirms certain obligations under his 2021 employment agreement, including, without limitation, obligations pertaining to confidentiality, non-competition, non-disparagement, non-hire, and non-solicitation.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

10.1	Separation Agreement and Release of Claims dated August 3, 2023 by and between S. Chris Jacobsen and Texas Roadhouse Management Corp.

104	Cover Page Interactive File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS ROADHOUSE, INC.

Date: August 4, 2023	By:	/s/ D. Christopher Monroe
D. Christopher Monroe
Chief Financial Officer

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